News Release

Unisys Announces 3Q21 Results

Cloud & Infrastructure Revenue Growth Continues; Total Company Gross Profit and Free Cash Flow Grow Year Over Year; Company Reaffirms FY 2021 Guidance

•Continued growth in Cloud & Infrastructure Solutions (“C&I”), with segment revenue up 1.7% YoY
•Total company gross profit grew 5.8% YoY and gross margin increased 180 bps YoY
•Cash from operations was $65.5M vs. $66.3M in prior-year period; Free cash flow(7) increased 14.9% YoY to $39.4M; Adjusted free cash flow(8) increased 36.3% YoY to $69.9M
•Company reaffirms FY 2021 guidance of 0 to 2% YoY revenue growth, 9 to 10% non-GAAP operating profit margin, and 17.25 to 18.25% adjusted EBITDA margin
•Unisys CFO Mike Thomson to become president and COO

BLUE BELL, Pa., November 2, 2021 – Unisys Corporation (NYSE: UIS) today reported third-quarter 2021 financial results. “During the third quarter, we made continued progress executing on our strategy for sustained revenue growth and margin improvement by expanding the company’s solution portfolio and enhancing go-to-market efforts, while proactively managing the workforce to successfully attract and retain talent in a competitive labor market,” said Unisys Chair and CEO Peter A. Altabef. “We did this while increasing gross profit, free cash flow and total contract value year over year.”

Summary of Third-Quarter 2021 Results
•Revenue:
◦Revenue was $488.0M vs. $495.2M in 3Q20, down 1.5% YoY
▪The company saw continued revenue growth in C&I and Enterprise Computing Solutions (“ECS”) year over year. Digital Workplace Solutions (“DWS”) revenue declined due to exiting some contracts that were not core to how it plans to grow this business and impacts related to global supply chain shortages.
•Gross Profit:
◦Gross profit increased 5.8% YoY to $126.9M vs. $119.9M in 3Q20
◦Gross profit margin increased 180 bps YoY to 26.0% vs. 24.2% in 3Q20
•Operating Profit:
◦Operating profit was $25.1M vs. $27.7M in 3Q20
▪Non-GAAP operating profit(4) was $28.0M vs. $42.4M in 3Q20
◦Operating profit margin was 5.1 % vs. 5.6 % in 3Q20
▪Non-GAAP operating profit margin was 5.7 % vs. 8.6 % in 3Q20

◦SG&A increased year over year largely due to increased investments in the company’s go-to-market efforts, primarily related to direct sales support and increases to non-cash-based compensation.
•Adjusted EBITDA and Net Income:
◦Adjusted EBITDA(5) was $74.6M vs. $82.3M in 3Q20
▪Adjusted EBITDA margin was 15.3% vs. 16.6% in 3Q20
◦Net loss from continuing operations was $18.7M vs. a net loss of $13.3M in 3Q20
▪Net income margin of (3.8)% vs. (2.7)% in 3Q20 (110 bps decline)
◦Non-GAAP net income from continuing operations(6) was $6.9M vs. $34.7M in 3Q20
▪Non-GAAP net income margin was 1.4% vs. 7.0% in 3Q20
◦Adjusted EBITDA was driven by the same items that impacted operating profit, and net income was impacted by higher taxes year over year as a result of the geographies in which income was earned.
•Earnings Per Share from Continuing Operations:
◦Loss per share from continuing operations of $0.28 vs. a loss of $0.21 in 3Q20, impacted by the profitability items and higher taxes highlighted above.
◦Non-GAAP diluted earnings per share from continuing operations(6) was $0.10 vs. $0.51 in 3Q20, also impacted by the noted profitability and tax-related items.
•Cash Flow:
◦Cash from operations was $65.5M vs. $66.3M in 3Q20
•Cost reduction and other payments increased $13.5M year over year, in connection with the company’s profitability improvement initiatives, which impacted cash from operations.
◦Free cash flow improved 14.9% YoY to $39.4M vs. $34.3M in 3Q20
◦Adjusted free cash flow improved 36.3% YoY to $69.9M vs. $51.3M in 3Q20
•TCV, Pipeline and Backlog:
◦Total contract value(3) was up 13.0% YoY
◦Total company pipeline(2) was up 4.9% sequentially
▪The pipelines for proactive experience DWS solutions and cloud solutions each also grew sequentially, both on a dollar basis and as a percent of the total company pipeline.
◦Total company backlog(1) of $3.0B vs. $3.3B as of 2Q21
▪Total company backlog was impacted by shifting the mix of business toward higher-growth, higher-margin solutions and exiting some non-strategic contracts. The duration of contracts in backlog also shortened in 2021. The types of contracts the company is shifting toward are less capital intensive and have shorter implementation times.
•Balance Sheet:
◦The company continued de-risking the balance sheet with the removal of additional pension liabilities in October through an annuity contract valued at $235M.

Leadership Changes

The company announced the appointment of Unisys Chief Financial Officer (CFO) Mike Thomson as president and chief operating officer (COO), effective upon the hiring of a new CFO. Thomson has driven the financial transformation of the company since becoming CFO in 2019, including the substantial strengthening of the company’s balance sheet. Thomson has also played an important operational role in the company, as he currently runs the company’s corporate development efforts and oversees the strategy function. The company has begun the search for a new CFO.

Thomson will succeed current Unisys President and COO Eric Hutto, who is stepping down after 6.5 years of service with the company to pursue other interests. Hutto, who was instrumental in improving the financial performance of the company in recent years and in the implementation of the company’s new strategy and operating model, will be leaving his current role on November 30. Chair and CEO Peter Altabef will assume Hutto’s responsibilities on an interim basis until the CFO transition is complete.

Financial Highlights by Segment:
DWS:
•DWS revenue was $141.3M vs. $148.3M in 3Q20, down 4.7% YoY
◦As noted above, as the company exited certain non-strategic contracts within DWS and also saw some supply chain impacts, both of which impacted revenue.
•DWS gross profit was $16.8M vs. $21.6M in 3Q20
◦DWS gross margin was 11.9% vs. 14.6% in 3Q20
◦Gross profit and margin were down year over year largely due to the flow-through impact of the revenue decline noted above.
•During 3Q21, the company signed a new scope contract with a global commercial real estate services firm to implement a case management system, which will help the client move to a centralized global model for this process and technology.
C&I:
•C&I revenue grew 1.7% YoY to $118.9M vs. $116.9M in 3Q20
◦C&I revenue growth supported by 16.9% YoY growth in C&I revenue in the U.S. & Canada
•C&I gross profit grew 116.3% YoY to $9.3M vs. $4.3M in 3Q20
◦C&I gross margin improved 410 bps YoY to 7.8% vs. 3.7% in 3Q20, reflecting improvements to margins for both cloud and traditional infrastructure solutions.
•During 3Q21, the company signed a contract with a leading Mexican insurance company to design a hybrid environment integrating public and private clouds and to migrate crucial business information from a conventional data center to that cloud environment.
ECS:
•ECS revenue grew 1.8% YoY to $149.2M vs. $146.6M in 3Q20
◦YoY revenue growth was supported by higher license renewal revenue than anticipated
◦ECS services revenue also grew 1% YoY
•ECS gross profit grew 28.8% YoY to $97.0M vs. $75.3M in 3Q20
◦ECS gross margin improved 1360 bps YoY to 65.0% vs. 51.4% in 3Q20
•During 3Q21, the company signed a contract with an Asia Pacific national government agency to manage IT infrastructure, based on the ClearPath Forward® platform that supports systems processing approximately 25 million driver’s license and 60 million motor vehicle transactions per year.

Conference Call
Unisys will hold a conference call November 3rd at 8:00 a.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although we believe this backlog is firm, we may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(2) Pipeline – Pipeline represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(3) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of post-retirement, debt exchange and extinguishment and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(4) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange/extinguishment and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(5) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) from continuing operations attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange/extinguishment, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(6) Non-GAAP net income and non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange/extinguishment and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

(7) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(8) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions, discontinued operations and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global IT solutions company that delivers successful outcomes for the most demanding businesses and governments. Unisys offerings include digital workplace solutions, cloud and infrastructure solutions, enterprise computing solutions, business process solutions and cybersecurity solutions. For more information on how Unisys delivers for its clients across the commercial, financial services and government markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog, pipeline or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: uncertainty of the magnitude, duration and spread of the novel coronavirus (“COVID-19”) pandemic and the impact of COVID-19 and governments’ responses to it on the global economy and our business, growth, reputation, projections, prospects, financial condition, operations, cash flows and liquidity, our ability to attract, motivate and retain experienced personnel in key positions; our ability to grow revenue and expand margin in our

Digital Workplace Solutions and Cloud and Infrastructure businesses; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to develop or acquire the capabilities to enhance the company’s solutions; the potential adverse effects of the concentration of the company’s business in the global commercial sector of the information technology industry; our significant pension obligations and required cash contributions and the possibility that we may be required to make additional significant cash contributions to our defined benefit pension plans; our ability to use our net operating loss carryforwards and certain other tax attributes may be limited; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the business and financial risk in implementing future acquisitions or dispositions; cybersecurity breaches could result in significant costs and could harm our business and reputation; the performance and capabilities of third parties with whom we have commercial relationships; a failure to meet standards or expectations with respect to the company’s environmental, social and governance practices; our ability to access financing markets; a reduction in our credit rating; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com
###

RELEASE NO.: 1102/9854

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Services	$417.9	$426.0	$1,268.8	$1,247.9
Technology	70.1	69.2	246.3	201.5
	488.0	495.2	1,515.1	1,449.4
Costs and expenses
Cost of revenue
Services	343.1	345.9	1,019.7	1,061.6
Technology	18.0	29.4	87.1	79.9
	361.1	375.3	1,106.8	1,141.5
Selling, general and administrative	95.1	85.5	279.7	252.5
Research and development	6.7	6.7	19.1	16.1
	462.9	467.5	1,405.6	1,410.1
Operating income	25.1	27.7	109.5	39.3
Interest expense	8.5	2.4	27.0	20.9
Other (expense), net	(24.2)	(32.5)	(434.6)	(134.3)
Loss from continuing operations before income taxes	(7.6)	(7.2)	(352.1)	(115.9)
Provision for (benefit from) income taxes	10.9	6.1	(33.8)	26.6
Consolidated loss from continuing operations	(18.5)	(13.3)	(318.3)	(142.5)
Net income (loss) attributable to noncontrolling interests	0.2	—	(1.0)	0.5
Net loss from continuing operations attributable to Unisys Corporation	(18.7)	(13.3)	(317.3)	(143.0)
Income from discontinued operations, net of tax	—	0.4	—	1,066.8
Net (loss) income attributable to Unisys Corporation	$(18.7)	$(12.9)	$(317.3)	$923.8

Earnings (loss) per share attributable to Unisys Corporation
Basic
Continuing operations	$(0.28)	$(0.21)	$(4.79)	$(2.27)
Discontinued operations	—	0.01	—	16.96
Total	$(0.28)	$(0.20)	$(4.79)	$14.69
Diluted
Continuing operations	$(0.28)	$(0.21)	$(4.79)	$(2.27)
Discontinued operations	—	0.01	—	16.96
Total	$(0.28)	$(0.20)	$(4.79)	$14.69

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	C&I	ECS	Other
Three Months Ended September 30, 2021
Customer revenue	$488.0	$141.3	$118.9	$149.2	$78.6
Intersegment	—	—	—	—	—
Total revenue	$488.0	$141.3	$118.9	$149.2	$78.6
Gross profit percent	26.0%	11.9%	7.8%	65.0%
Three Months Ended September 30, 2020
Customer revenue	$495.2	$148.3	$116.9	$146.6	$83.4
Intersegment	—	—	—	—	—
Total revenue	$495.2	$148.3	$116.9	$146.6	$83.4
Gross profit percent	24.2%	14.6%	3.7%	51.4%

	Total	DWS	C&I	ECS	Other
Nine Months Ended September 30, 2021
Customer revenue	$1,515.1	$428.9	$366.6	$486.3	$233.3
Intersegment	—	—	—	1.4	(1.4)
Total revenue	$1,515.1	$428.9	$366.6	$487.7	$231.9
Gross profit percent	26.9%	13.5%	10.1%	62.4%
Nine Months Ended September 30, 2020
Customer revenue	$1,449.4	$442.0	$334.1	$439.2	$234.1
Intersegment	—	—	—	0.1	(0.1)
Total revenue	$1,449.4	$442.0	$334.1	$439.3	$234.0
Gross profit percent	21.2%	8.6%	2.2%	52.9%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$615.4	$898.5
Accounts receivable, net	356.0	460.5
Contract assets	51.3	44.3
Inventories	11.2	13.4
Prepaid expenses and other current assets	91.5	89.3
Total current assets	1,125.4	1,506.0
Properties	616.4	727.0
Less-accumulated depreciation and amortization	530.2	616.5
Properties, net	86.2	110.5
Outsourcing assets, net	136.8	173.9
Marketable software, net	184.8	193.6
Operating lease right-of-use assets	62.9	79.3
Prepaid postretirement assets	123.0	187.5
Deferred income taxes	147.0	136.2
Goodwill	242.9	108.6
Intangible assets, net	16.5	—
Restricted cash	9.1	8.2
Assets held for sale	20.0	—
Other long-term assets	166.8	204.1
Total assets	$2,321.4	$2,707.9
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$18.8	$102.8
Accounts payable	119.7	223.2
Deferred revenue	224.2	257.1
Other accrued liabilities	299.1	352.0
Total current liabilities	661.8	935.1
Long-term debt	514.1	527.1
Long-term postretirement liabilities	1,144.5	1,286.1
Long-term deferred revenue	153.0	137.9
Long-term operating lease liabilities	47.9	62.4
Other long-term liabilities	50.2	71.4
Commitments and contingencies
Total Unisys Corporation stockholders’ deficit	(294.3)	(356.8)
Noncontrolling interests	44.2	44.7
Total deficit	(250.1)	(312.1)
Total liabilities and deficit	$2,321.4	$2,707.9

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Consolidated net loss from continuing operations	$(318.3)	$(142.5)
Income from discontinued operations, net of tax	—	1,066.8
Adjustments to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Gain on sale of U.S. Federal business	—	(1,057.7)
Loss on debt extinguishment	—	28.5
Foreign currency losses	3.2	14.3
Non-cash interest expense	1.5	3.5
Employee stock compensation	11.5	11.1
Depreciation and amortization of properties	23.2	22.0
Depreciation and amortization of outsourcing assets	50.8	48.9
Amortization of marketable software	50.9	50.2
Amortization of intangible assets	1.7	—
Other non-cash operating activities	(0.1)	0.6
Loss on disposal of capital assets	1.5	3.3
Postretirement contributions	(43.6)	(344.5)
Postretirement expense	407.7	72.8
Deferred income taxes, net	(65.3)	(16.9)
Changes in operating assets and liabilities, net of acquisitions
Receivables, net and contract assets	135.0	12.4
Inventories	2.2	1.5
Other assets	(4.1)	0.4
Accounts payable and current liabilities	(229.6)	(127.7)
Other liabilities	36.3	27.2
Net cash provided by (used for) operating activities	64.5	(325.8)
Cash flows from investing activities
Purchase of business	(150.4)	—
Net proceeds from sale of U.S. Federal business	—	1,162.9
Proceeds from investments	3,286.4	2,550.2
Purchases of investments	(3,294.6)	(2,561.7)
Investment in marketable software	(42.1)	(54.8)
Capital additions of properties	(19.7)	(16.7)
Capital additions of outsourcing assets	(14.7)	(23.6)
Other	(0.9)	(0.5)
Net cash (used for) provided by investing activities	(236.0)	1,055.8
Cash flows from financing activities
Proceeds from issuance of long-term debt	1.5	7.1
Payments of long-term debt	(99.1)	(451.0)
Cash paid for debt extinguishment	—	(23.7)
Proceeds from exercise of stock options	4.5	—
Other	(7.7)	(4.8)
Net cash used for financing activities	(100.8)	(472.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9.9)	(25.3)
(Decrease) increase in cash, cash equivalents and restricted cash	(282.2)	232.3
Cash, cash equivalents and restricted cash, beginning of period	906.7	551.8
Cash, cash equivalents and restricted cash, end of period	$624.5	$784.1

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2021	2020	2021	2020
	GAAP net loss from continuing operations attributable to Unisys Corporation	$(18.7)	$(13.3)	$(317.3)	$(143.0)

Postretirement expense:	pretax	13.0	24.4	407.7	72.8
	tax	0.4	0.4	52.8	1.1
	net of tax	12.6	24.0	354.9	71.7

Cost reduction and other expenses:	pretax	13.0	23.8	45.7	98.4
	tax	—	(0.2)	0.6	0.9
	net of tax	13.0	24.0	45.1	97.5
	noncontrolling interest	—	—	—	—
	net of noncontrolling interest	13.0	24.0	45.1	97.5

	Non-GAAP net income from continuing operations attributable to Unisys Corporation	6.9	34.7	82.7	26.2
	Add interest expense on convertible notes	—	2.1	—	6.2
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$6.9	$36.8	$82.7	$32.4

	Weighted average shares (thousands)	67,131	63,032	66,211	62,897
Plus incremental shares from assumed conversion:
	Employee stock plans	764	613	857	504
	Convertible notes	—	8,625	—	8,625
	Non-GAAP adjusted weighted average shares	67,895	72,270	67,068	72,026

	Diluted earnings (loss) per share from continuing operations
	GAAP basis
	GAAP net loss from continuing operations attributable to Unisys Corporation for diluted loss per share	$(18.7)	$(13.3)	$(317.3)	$(143.0)
	Divided by weighted average shares	67,131	63,032	66,211	62,897
	GAAP diluted loss per share	$(0.28)	$(0.21)	$(4.79)	$(2.27)

	Non-GAAP basis
	Non-GAAP net income from continuing operations attributable to Unisys Corporation for diluted earnings per share	$6.9	$36.8	$82.7	$32.4
Divided by Non-GAAP adjusted weighted average shares		67,895	72,270	67,068	72,026
Non-GAAP diluted earnings per share		$0.10	$0.51	$1.23	$0.45

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash provided by (used for) operations	$65.5	$66.3	$64.5	$(325.8)
Additions to marketable software	(12.4)	(18.1)	(42.1)	(54.8)
Additions to properties	(7.7)	(6.1)	(19.7)	(16.7)
Additions to outsourcing assets	(6.0)	(7.8)	(14.7)	(23.6)
Free cash flow	39.4	34.3	(12.0)	(420.9)
Postretirement funding	11.5	11.5	43.6	344.5
Discontinued operations	—	—	—	(9.1)
Cost reduction and other payments	19.0	5.5	68.4	23.5
Adjusted free cash flow	$69.9	$51.3	$100.0	$(62.0)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss from continuing operations attributable to Unisys Corporation	$(18.7)	$(13.3)	$(317.3)	$(143.0)
Net income (loss) attributable to noncontrolling interests	0.2	—	(1.0)	0.5
Interest expense, net of interest income of $2.0, $1.3, $5.5 and $6.0, respectively*	6.5	1.1	21.5	14.9
Provision for (benefit from) income taxes	10.9	6.1	(33.8)	26.6
Depreciation	25.6	22.6	74.0	70.9
Amortization	17.7	14.2	52.6	50.2
EBITDA	$42.2	$30.7	$(204.0)	$20.1

Postretirement expense	$13.0	$24.4	$407.7	$72.8
Debt extinguishment, cost reduction and other expenses**	11.8	23.8	41.0	90.2
Non-cash share based expense	4.5	3.1	11.5	11.1
Other expense, net adjustment***	3.1	0.3	6.7	2.4
Adjusted EBITDA	$74.6	$82.3	$262.9	$196.6

*Included in other (expense), net on the consolidated statements of income (loss)
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in cost reduction and other expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$488.0	$495.2	$1,515.1	$1,449.4
Net loss from continuing operations attributable to Unisys Corporation as a percentage of revenue	(3.8)%	(2.7)%	(20.9)%	(9.9)%
Adjusted EBITDA as a percentage of revenue	15.3%	16.6%	17.4%	13.6%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP operating income from continuing operations	$25.1	$27.7	$109.5	$39.3
Cost reduction and other expenses*	2.1	13.8	17.3	30.8
Postretirement expense**	0.8	0.9	2.7	2.5
Non-GAAP operating profit from continuing operations	$28.0	$42.4	$129.5	$72.6

Revenue	$488.0	$495.2	$1,515.1	$1,449.4

GAAP operating profit percent	5.1%	5.6%	7.2%	2.7%
Non-GAAP operating profit percent	5.7%	8.6%	8.5%	5.0%

*Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)
**Included in selling, general and administrative on the consolidated statements of income (loss)